TRANSMISSION PATH LEASE AGREEMENT

                  TRANSMISSION PATH LEASE AGREEMENT dated June 28, 1996, between MILLIWAVE L.P., a Florida limited partnership ("Carrier"), and WINSTAR WIRELESS, INC. ("Customer"), a Delaware corporation.

                  WHEREAS, Carrier is the holder of licenses issued by the Federal Communications Commission ("FCC") to provide wireless telecommunications services utilizing specific channels of the 38.6 to 40 GHz frequency band ("38 GHz" or "38 GHz Band") in certain geographical areas and, in the future, Carrier may become the holder of similar licenses from the FCC for additional geographical areas from time to time; and

WHEREAS, Carrier offers its wireless telecommunications services to the public; and

WHEREAS, Customer is a common carrier providing various wireless communications services to the public; and

                  WHEREAS, Carrier and Customer both desire to bring innovative wireless local distribution services to the public in as rapid a fashion and at as low a cost as possible; and

                  WHEREAS, Customer desires to lease Transmission Paths (as hereinafter defined) from Carrier between various points to be designated by Customer from time to time, in order to supplement and/or complement its existing capacity so as to meet its customers' needs and expand its offerings for transmission services; and

                  WHEREAS, Carrier desires to lease such Transmission Paths to Customer upon the terms and conditions set forth herein; and

                  WHEREAS,  Customer  is  making  a  substantial  commitment  to
Carrier  hereunder,   and  will  be  incurring  significant   continuing  market
development costs and sharing valuable proprietary information with Carrier;

                  NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions set forth below, the parties hereto agree as follows:

1. Definitions. As used in this Lease Agreement, the following terms shall have the meanings indicated:

                           A.       "Effective Date" means June 28, 1996.

B. "Transmission Facilities" means the radio equipment and related facilities needed to transmit and/or receive 38 GHz Band radio signals via a specific radio channel allotted by Carrier for Customer's use between Transmission Points (as hereinafter defined) selected by the Customer in accordance with the terms hereof.

C. "Service Area" means a geographical area bounded by minimum and maximum latitude and longitude coordinates within which Carrier is licensed or has applied to be licensed by the FCC to provide 38 GHz services. Exhibit A hereto contains a list of all of Carrier's presently licensed Service Areas and all Service Areas for which the Carrier has pending applications.

D. "Transmission Point" means a building or other structure selected by Customer.

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E. "Transmission  Path" means the  communications  path between two Transmission
Points, including intermediate/repeater Transmission Points.

F. "Circuit Path" means a segment of bandwidth used by Customer in accordance with the terms hereof, capable of transmitting a minimum of four (4) T-1/DS-1 circuits in a two way/duplex mode between Transmission Points.

G. "Business Office" means the location of Carrier's principal business office, currently 1776 Eye Street, N.W., #850, Washington, D.C. 20036, Telephone: (202) 331-9777, or such other location within 35 miles of Washington, D.C. as may be specified from time to time by Carrier to Customer in writing.

                  2. Term. The term of this Lease Agreement shall begin on the Effective Date and shall continue through June 30, 1998 ("Initial Term"), except as provided in Paragraph 12 hereof and provided further that the term shall be reduced to a period which is not later than one year from the date of voluntary termination.

                  3.       Lease of Transmission Paths.
A. Effective upon the execution hereof, Carrier shall lease to Customer one or more Transmission Paths in each Service Area, as may be requested by Customer, during the Initial Term and any Renewal Term of this Lease Agreement subject to the limitations set forth in Schedule A. Transmission Paths shall be requested by Customer in accordance with Paragraph 3B below.

B. To initiate service hereunder for a Transmission Path, Customer shall issue a service notice ("Service Notice"), addressed to Carrier at Carrier's Business Office specifying the desired location of the Transmission Points, the number of Circuit Paths in the Transmission Path, the Transmission Facilities to be utilized to operate each Circuit Path, the desired Circuit Path capacity, and the expected date for the commencement of service. Customer may subsequently increase or decrease or move its desired Circuit Path capacity or discontinue, move or modify service on any Transmission Path by submitting a new Service Notice. In lieu of submitting a Service Notice, Customer may file with Carrier a request ("Preclearance Request") with respect to a specified Transmission Path stating that it has concluded a prior coordination study which has determined that utilization of such Transmission Path will not be prevented by reason of electromagnetic interference to or from another licensee or to or from another Transmission Path then in service and requesting Carrier to protect the subject precleared Transmission Path (i.e., not lease or otherwise grant rights to the precleared Transmission Path to any other customer, not use the precleared Transmission Path other than for the provision of service to Customer and not grant any rights to any other customer or use for its own benefit any other Transmission Path which would electromagnetically interfere with the usage of such precleared Transmission Path by Customer) until such time specified by Customer in the Service Order or Preclearance Request as the desired date for commencement of service, which shall not be later than nine (9) months from the date of the Preclearance Request.

C. Upon Customer's delivery to Carrier of a Service Notice pursuant to Paragraph 3B, Customer, with Carrier's full cooperation and subject to its oversight and control, shall promptly act to have the necessary Transmission Facilities installed as soon as practicable. Customer shall comply with all health, safety and construction laws and regulations regarding the conditions thereof, including, but not limited to, obtaining any required construction approvals and site leases, all of which shall be issued in Customer's name but which shall include a provision that provides Carrier full and unfettered access to the subject Transmission Facilities. In addition, Customer shall be responsible for providing, at


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its sole cost and expense,  electrical power,  single-line telephone connection, heating and cooling, and conduit and wiring hook-ups required to install and operate the Transmission Facilities.

D. Customer shall, at its sole cost and expense, install and maintain all Transmission Facilities that are subject to this Agreement, including site preparation, engineering and design work provided, however, that the first Transmission Path (the "Initial Service Area Paths") in each Service Area shall be installed and all related Transmission facilities shall be furnished by Carrier an installed at the sole cost and expense of Carrier. All equipment used by Customer (other than the Transmission facilities furnished by Carrier)shall be of its own selection; provided, however, that equipment provided by Customer shall not violate technical standards of the FCC in effect from time to time. In order to ensure a superior level of quality and to maintain the integrity of proprietary information, Carrier retains at its reasonable discretion the ability to approve (or reject) the individuals providing such installation, maintenance and support services to the extent that they are not qualified to perform such services or are otherwise designated by Customer.

E. To the extent possible and practical, Carrier shall provide Customer immediate computer readable, online access to Carrier's Network Control Center (if it maintains such a center) for the purpose of providing contemporaneous information as to the operation of the Transmission Facilities utilized by Customer and, to the extent that Carrier is not maintaining a manned 24-hour, seven days a week operating Network Control Center or in addition to the Carrier's Network Control Center, Customer shall be permitted to maintain such a system for immediate computer readable, on-line review of all operation of Transmission Facilities provided to Customer hereunder.

F. Notwithstanding anything to the contrary contained in this Lease Agreement, Carrier's agreement to provide any individual Transmission Path to Customer is contingent upon (i) the existence of a direct or indirect (i.e., using repeaters or other equipment) line of sight path between the Transmission Points selected by Customer, (ii) Carrier being provided with rights of access allowing entry upon the premises of Transmission Points for the purpose of installing, operating, maintaining, and controlling Transmission Facilities located there,
(iii) the provision by Customer to Carrier, at no cost to Carrier, of sufficient electricity to operate the Transmission Facilities, (iv) the provision by Customer, at no cost to Carrier, of all means necessary to connect Customer's traffic to the Transmission Facilities, (v) Carrier, if requested by Customer, obtaining required interconnection agreements with other carriers in a form reasonably satisfactory to Customer, (vi) the availability of a connecting co-channel Transmission Path in an adjacent service area operated by another carrier, or in an adjacent Service Area, in a deployment situation where Customer desires to carry traffic between service areas, (vii) the availability of sufficient capacity, and (viii) the provision of any service hereunder not being prohibited by any applicable rule or practice of the FCC and/or of any state or local authority having jurisdiction.

G. The Transmission Paths provided hereunder may be used for any purpose, including, without limitation, for the transmission of audio, data and/or video signals, as well as any combination thereof, except where any such uses may, from time to time, be specifically prohibited by law or by the rules and practices of the FCC and/or any state or local authority with jurisdiction over that particular Service Area. Subject to compliance with any applicable FCC or state regulation, Customer may resell the services provided herein.

H. Carrier shall maintain a data base of all Transmission Paths subject to this Agreement which will contain the geographical coordinates of each Transmission Point, the number of Circuit Paths therein, the Transmission Facilities utilized therefor and such other information as Carrier shall deem necessary or appropriate to provide the service hereunder and to comply with applicable FCC and/or state and local regulations. Upon reasonable request, Customer shall provide such information to Carrier


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with respect to the usage of Transmission  Paths (other than the identity of its customers unless specifically requested in writing by the FCC or other regulatory authority) as Carrier shall deem necessary in order to carry out its obligations hereunder and, upon reasonable request, Carrier shall provide information to Customer with respect to Transmission Paths leased hereunder. Customer acknowledges that Carrier may be required to use such information in reports submitted to the FCC and/or other regulatory authorities, and consents to the disclosure of such information solely for that purpose and subject to the provisions of Paragraph 14 hereof.

I. Notwithstanding anything in this Lease Agreement to the contrary, including the availability of Transmission Paths and Transmission Facilities to Carrier hereunder, Customer may, at any time, obtain Transmission Paths and Transmission Facilities in the 38 GHz Band from any other source, including Customer's affiliates ("Additional Sources"), to supplement, or in lieu of, the Transmission Paths and Transmission Facilities provided to Customer hereunder. Carrier shall not be entitled to any compensation from Customer for any Transmission Paths and Transmission Facilities obtained by Customer from Additional Sources.

J. Customer shall ensure that all FCC tower lighting and painting requirements, as well as all applicable Federal Aviation Administration requirements are followed with respect to Transmission Paths installed hereunder by Customer.

                  4. Control of Facilities. Notwithstanding any other provision of this Lease Agreement, Carrier has and shall at all times continue to retain control over all FCC licenses and Transmission Facilities subject to this Lease Agreement and shall have, at all times, unfettered access to all of the Transmission Facilities installed pursuant to this Lease Agreement. In exercising this control, Carrier will not disturb or interfere with the services provided to Customer or its customers without good cause, such as a request from the FCC to shut down interfering transmissions, performance of routine maintenance, emergency service restoration or correction of other technical problems; provided, however, that Carrier shall provide Customer as much time as is reasonably practicable in the case of emergency disruptions of service. Carrier shall, with the reasonable cooperation and assistance of Customer, remain in material compliance with all regulations necessary to keep Carrier's licenses in full force and effect. Carrier and Customer shall comply in all material respects with all applicable FCC rules and regulations as well as any applicable state and local regulations and requirements governing Carrier's licenses and the provision of telecommunications services thereunder. In this regard, Carrier and Customer specifically agree as follows:

A. Customer shall not represent itself as the holder of any FCC licenses issued to Carrier.

B. Neither Carrier nor Customer shall represent itself as the legal representative of the other before the FCC or any state regulatory body. Except as otherwise required by law, all filings made before regulatory bodies with respect to Carrier's licenses and/or the services provided hereunder shall be made by and in the name of Carrier. Carrier and Customer will cooperate with each other with respect to regulatory matters concerning Carrier's licenses and the services provided pursuant to this Lease Agreement.

C. Nothing in this Lease Agreement is intended to diminish or restrict Carrier's obligations as an FCC licensee and both parties desire that this Lease Agreement be in full compliance with the rules and regulations of the FCC and/or any state or local jurisdiction. Subject to the provisions of Paragraph 24 hereof, if the FCC or any state regulatory body of competent jurisdiction determines that any provision of this Lease Agreement violates any applicable rules, policies, or regulations, both parties shall use their best efforts to immediately bring this Lease Agreement into compliance,

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consistent with the intent of this Lease Agreement.

D. It is expressly understood by Carrier and Customer that nothing in this Lease Agreement is intended to give to Customer any right which would be deemed to constitute a transfer of control (as "control" is defined in the Communications Act of 1934, as amended, and/or any applicable FCC rules or case law) of one or more of Carrier's licenses from Carrier to Customer.

                  5.       Primacy of Service During Initial Phase.

     Subject to the limits set forth in Schedule A, Customer will have the exclusive right to utilize the frequencies licensed to Carrier for a period of two years from the date hereof (the "Initial Term"); provided, however, that the exclusive right will terminate at such time as Customer has in operation 400 Transmission Paths dedicated to end users.

                  6. Payments. Customer shall pay to Carrier, at Carrier's Business Office, the sum of $ per Transmission Path for each Transmission Path operated by Customer with a Circuit Path capacity below DS-3 and $ per Transmission Path for each Transmission Path operated by Customer with a Circuit Path capacity of DS-3 and above provided, however, that Customer's obligation with respect to the Initial Service Area Path in each Service Area shall be limited to $ per month regardless of Circuit Path capacity utilization unless such Path shall be for purposes of providing service to an end user of Customer. The parties agree that the prices referred to above for Circuit Path capacity Transmission Paths (other than as set forth in the proviso in the preceding sentence) will be subject to good faith renegotiation and adjustment on the first anniversary date hereof to reflect revisions in the then current market pricing in direct access charges in the telecommunications industry. These amounts shall be payable in arrears on or before the 15th day after the close of each month during the Initial Term and each Renewal Term.

                  7.       Regulatory Matters.

A. Carrier shall timely file with the FCC and other regulatory agencies all required reports or notices, including (without limitation) semi-annual reports pursuant to Section 21.711 of the FCC's rules. Carrier shall make all other filings with the FCC and other regulatory bodies required in connection with Carrier's ability to provide services hereunder, including tariffs, upon reasonable request by Customer. Customer shall cooperate with Carrier by timely supplying to Carrier the information it requests with respect to its Transmission Paths in order to make such filings. Carrier agrees that it will consult with Customer with respect to any FCC or other regulatory filings that relate to services provided hereunder, and will provide Customer with a copy of any regulatory submissions made by Carrier in connection with the provision by Carrier of services hereunder at least three (3) business days prior to their being filed at the FCC or other regulatory body. Except as otherwise provided in this Lease Agreement, neither party shall be restricted under this Lease Agreement from making any filings with state or federal regulatory authorities, including without limitation, the FCC and the Securities and Exchange Commission, as it deems to be appropriate; provided, however, that neither party shall make any filing with any governmental agency which challenges the validity of any agreement entered into between Carrier and Customer or the ability of Carrier to provide services hereunder. Customer and Carrier shall also cooperate to comply with any FCC requirements for posting of licenses.

B. Carrier shall use its best efforts, and Customer shall reasonably cooperate with Carrier, to obtain any and all FCC and state and local licenses, permits, authorizations or approvals required to provide the services contemplated by this Lease Agreement in a timely manner and as requested by Customer. During the term hereof (i) Carrier shall report to Customer on a monthly basis with regard to the status of its licenses and governmental authorizations to render interstate and intrastate services;

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(ii) Carrier shall confirm to Customer on the last day of each calendar  quarter that Carrier is in compliance in all material respects with all applicable FCC and state regulatory laws and regulations including, without limitation, the filing of Forms 494A; and (iii) Carrier shall supply copies of Forms 494A to Customer within two (2) business days after the Forms have been submitted to the FCC.

                  8. Regulatory Treatment of this Transmission Path Lease Agreement. Carrier and Customer intend that this Lease Agreement shall be treated for regulatory purposes as a carrier-to-carrier contract, which shall be binding upon Carrier and which may not be modified or abrogated by any tariff filed by Carrier. Promptly after execution of this Lease Agreement, Carrier shall file with the FCC and appropriate state authorities, if necessary, a copy of this Lease Agreement or a summary of the terms of this Lease Agreement.

                  9.       Liability of Carrier and Customer.

A. The liability of Carrier for damages arising out of mistakes, omissions, interruptions, delays, errors, or defects in transmission occurring in the course of furnishing service hereunder shall in no event exceed an amount equal to the proportionate charge to Customer for the period of time during which such mistake, omission, delay, error, or defect in transmission occurs. Interruptions of service will be measured from the time reported by Customer until the time service is restored. No credit will be given for interruptions of less than thirty (30) minutes in duration. Credit will not be given for any period of time in which the employees or agents of Carrier are denied access to a Transmission Point for the purpose of restoring service. Carrier shall be liable for any damages, credits, costs or expenses arising from Carrier's incorrect frequency coordination or subsequent interference arising from usage by Carrier. In no event will Carrier be liable for consequential damages.

B. Carrier shall be indemnified and saved harmless from and against all loss, liability, damage, ad expense, including reasonable counsel fees, due to (i) claims for libel, slander, or infringement of copyright arising from the material transmitted over Transmission Facilities; (ii) claims for infringement of patents arising from combining, or using in connection with service or facilities (including the Transmission Facilities) furnished by Carrier, facilities or equipment of Customer; and (iii) claims for damage to property and injury or death to persons, including payments made under any Workmen's Compensation Law or under any plan for employees disability and death benefits which may arise out of, or be caused by, the construction, installation, maintenance, presence, use or removal of Customer facilities or equipment connected, or to be connected, to Carrier's facilities (including the Transmission Facilities).

C. Carrier shall not be liable for any act or omission of any other carrier or other entity which furnishes facilities or equipment used with Transmission Facilities provided hereunder, unless such carrier or other entity acted as an agent of Carrier. Carrier shall be liable for any defacement or for damage to any premises resulting from the furnishing of services hereunder in such premises or the installation or removal of Transmission Facilities therefrom, unless such defacement or damage is not the result of actions or omissions of the agents or employees of Carrier.

10. Liability Insurance. Customer shall maintain during the term of this Lease Agreement the following insurance coverage as well as all other insurance required by law in each jurisdiction where services are provided hereunder: (1) Worker's Compensation and related insurance as required by law; (2) employer's liability insurance with a limit of at least three million dollars ($3,000,000) for each occurrence; (3) comprehensive general liability insurance, with a limit of at least three million ($3,000,000) per occurrence; (4) comprehensive motor vehicle liability insurance with limits of at least three million dollars ($3,000,000) for bodily injury including death, to any one person, three hundred thousand dollars ($300,000) for each occurrence of property damage, and three million dollars ($3,000,000) for any



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one  occurrence.  Customer  shall  furnish  Carrier,  if  requested  by Carrier, certificates or adequate proof of the insurance required by this clause. Each policy shall provide that the insurer must give both parties, in writing, at least thirty (30) days prior to cancellation of, or any material change in the policy.

                  11. Indemnification. Carrier and Customer shall indemnify, defend and hold the other party harmless from any and all claims, damages, causes of action, penalties, statutory damages, interest, and costs and expenses, including reasonable attorneys' fees and court costs, arising directly or indirectly out of (i) the breach of such party's representations, warranties or obligations hereunder, or (ii) the negligence or willful misconduct of the said party, its employees or agents in connection with the performance of this Lease Agreement.

12. Default. For purposes of this Lease Agreement, it shall be an "Event of Default" hereunder if:

A. Customer fails to make any payment due and payable under this Lease Agreement and such failure continues for ten (10) days after written notice thereof shall have been sent to Customer by Carrier; or

B. Any of the representations or warranties of Customer or Carrier prove at any time to be materially incorrect as of the date of this Lease Agreement; or

C. Carrier or Customer breaches any material provision of this Lease Agreement, the Service Agreement and the Agreement and Plan of Merger between the Carrier and Customer or any affiliates thereof, and such breach continues for twenty
(20) days after written notice thereof shall have been sent by the nonbreaching party to the breaching party; or

D. Carrier shall forfeit, surrender, submit for cancellation, suffer the revocation of, or suffer or accept the adverse modification of one or more of its licenses covering a Service Area ("Affected Licenses"), such event not resulting from any act or failure to act on the part of Customer and having no cure period, and considered fully matured as of the last day that Carrier may lawfully operate the facilities as authorized prior to modification ("Affected Date").

If an Event of Default occurs under this Paragraph 12, the nondefaulting party may terminate this Lease Agreement upon six (6) months written notice to the other party. Any party seeking to terminate this Lease Agreement shall continue to fulfill its obligations under this Lease Agreement during the six months notice period. Each party's rights to indemnity from the other party and to specific performance of this Lease Agreement shall survive the termination of this Lease Agreement. Notwithstanding the foregoing, if Customer elects not to terminate this Lease Agreement as a result of an Event of Default specified in Paragraph 12D, above, then this Lease Agreement shall be amended to appropriately reduce the ongoing obligations (including payment obligations of Customer) of the parties hereto with respect to the Affected Licenses, such amendment to be effective as of the Affected Date. In the event of a default by a party hereunder, the nondefaulting party may offset against amounts owed by the nondefaulting party to the defaulting party hereunder any amounts owed by the defaulting party to the nondefaulting party.

                  13. Specific Performance. The parties acknowledge and agree that irreparable damage would occur to a non-defaulting party in the event that any of the provisions of this Lease Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the non-defaulting party shall be entitled to an injunction and other remedies of "specific performance" in order to enforce specifically the terms and provisions hereof, in



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addition to any other remedy to which it may be entitled at law or equity.

                  14. Use of Information. All confidential technical and business information and all software and related documentation in whatever form recorded (all hereinafter designated "Information") furnished by either party to the other party under or in contemplation of this Lease Agreement shall remain the property of the furnishing party. For purposes of this Lease Agreement, the parties hereto agree that Customer's customer lists and End User identification which may become known to Carrier during the course of this Lease Agreement are confidential in nature and shall be deemed "Information" hereunder. Unless the parties otherwise agree in writing, all Information: (i) shall be treated in confidence by the receiving party and used only for the purposes for which furnished, (ii) shall not be reproduced or copied in whole or in part, except as necessary for use as authorized in this Lease Agreement, and (iii) shall, together with any copies thereof, be returned or destroyed when no longer needed, or may, if in the form of software recorded on an erasable storage medium, be erased. The above conditions do not apply to any part of the Information that becomes known to the receiving party free of any obligation to keep it in confidence. Carrier shall provide to Customer a letter agreement executed by each of Carrier's parent corporation and the officers, employees, stockholders and directors of Carrier and its parent corporation confirming their agreement to the terms hereof.

15. Notices. Unless otherwise required hereunder, all notices, requests, comments and other communications hereunder shall be in writing and shall be sent via facsimile, in each case addressed:

                           If to Customer:

                           WinStar Wireless, Inc.
                           Attention:  Ralph Peluso
                           7799 Leesburg Pike
                           Falls Church, Virginia  22043
                           Telecopier No.:  703/917-6557

                           With a copy to:

                           WinStar Wireless, Inc.
                           Attention:  Timothy R. Graham
                           230 Park Avenue, Suite 3126
                           New York, New York  10169
                           Telecopier No.:  212/867-1565

                           If to Carrier:
                           Milliwave, LP
                           Attention: Alex Felker
                           1776 Eye Street, N.W. #850
                           Washington, D.C. 20006
                           Telecopier No.:  202/331-1731

                           with a copy to:

                           Carl W. Northrop, Esq.
                           Paul, Hastings, Janofsky & Walker
                           1299 Pennsylvania Ave., N.W. Tenth Floor
                           Washington, D.C. 20004-2400
                           Telecopier No.:  202/508-9700
provided, however, that if any party shall have designated a different address or telecopier number by notice to the others, then to the last address so designated. Notice shall be deemed given when transmitted via facsimile as indicated above.

16. Waiver. Any waiver by any party of any breach of or failure to comply with any provision of this Lease Agreement by the other party shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision or a waiver of any other provision of this Lease Agreement.

                  17. Complete Agreement. This Lease Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party or any officer, employee or representative of any party.

                  18. Governing Law; Jurisdiction. This Lease Agreement shall be construed and interpreted in accordance with and governed by the law of the State of New York and of the United States of America. Except where FCC primary jurisdiction is specified by law, the parties agree that any action or proceeding arising out of this Lease Agreement shall be brought in the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties waive all objections to such exclusive jurisdiction and that such courts constitute an inconvenient forum. Process or summons in any such action or proceeding may be served by registered mail, return receipt requested, postage prepaid, addressed to a party at the address set forth in Paragraph 15. Such mailing shall be deemed personal service and shall be deemed made upon the party served upon the first attempt at delivery if such attempt is refused.

                  19. Force Majeure. If by reason of force majeure either party is unable in whole or in part to carry out its obligations hereunder, that party shall not be deemed in violation or default during the continuance of such inability. The term "force majeure," as used herein, shall mean the following: acts of God; acts of public enemies; orders of any kind of the government of the United States of America or of any individual state or any of their departments, agencies, political subdivisions, or officials or any civil or military authority; insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, volcanic activity, storms of extraordinary force, floods, washouts, drought, strikes, embargoes, civil disturbances, explosions, or any other cause or event not reasonably within the control of the adversely affected party.

20. Amendment. This Lease Agreement may be amended or modified only by an instrument in writing duly executed by both parties.

21. Counterparts. More than one counterpart of this Lease Agreement may be executed by the parties.

                  22. Dealings with Third Parties; Use of Indicia. Neither party is, nor shall either party hold itself out to be, vested with any power or right to contractually bind on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other party's assets or property, contracting for or in the name of the other party, or making any contractually binding representations as to the other party which shall be deemed representations contractually binding upon such party. Neither Carrier nor Customer shall have the right to use the other's name, trade names, trademarks, service marks, logos, codes or other symbols without the other's written consent, except as required by law; provided, however, that Customer shall be permitted to refer to Carrier in its customer and supplier agreements, as well as any regulatory filings, to identify Carrier's status as the holder of the applicable 38 GHz Band licenses and regulatory authority. In furtherance (and not in limitation) of the foregoing, Carrier acknowledges that "WinStar" and "Wireless Fiber" are service marks of Customer and/or its affiliates, to which all rights are reserved.

23. Binding Effect. This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted assigns.

                  24. Severability. If any provision of this Lease Agreement is determined to be invalid, illegal or incapable of being enforced by a court or regulatory agency of competent jurisdiction, the other provisions of this agreement shall not be affected and shall remain in full force and effect and the parties shall negotiate in good faith revisions to this Lease Agreement so as to effect the original intent of the parties pursuant to the provisions so affected.

                  25. Assignment. This Lease Agreement may not be assigned by Carrier or Customer, unless the assigning party obtains the prior written consent of the other party and any attempted assignment in contravention of this provision shall be void and ineffective. Carrier agrees that sales by Customer to its customers or other service arrangements are not assignments within the contemplation of this Paragraph. Notwithstanding the foregoing, Customer may assign this Lease Agreement without Carrier's prior written consent (i) in conjunction with the merger or reorganization of Customer or any controlling corporation, or the sale by Customer or any controlling corporation thereof of all or substantially all of its assets; or (ii) to any entity that is owned or controlled in whole or in part by Customer or its affiliates; or (iii) to any financing source of Customer in connection with any financing provided to Customer and/or any affiliate thereof provided, however, in the cases of (i) and
(ii) above, the assignee agrees in writing to be bound by the provisions of this Lease Agreement.

26. Headings. The Paragraph and other headings contained in this Lease Agreement
are  for   reference   purposes  only  and  shall  not  affect  the  meaning  or
interpretation of this Lease Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Lease Agreement to be executed by their duly authorized officers on the day and year first above written.


                                        WINSTAR WIRELESS, INC.




                                      By: Timothy Graham
                                           Vice President

                                          MILLIWAVE L.P.



                                      By: Dennis Patrick
                                           President

                                    EXHIBIT A

                                  SERVICE AREAS

                                    EXHIBIT B

                                 SERVICE NOTICE

                                                SCHEDULE A


         400 Transmission Paths plus one Transmission Path for each Initial Service Area Path installed by Customer without a direct use by an end user of Customer.